Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                VASOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                  11-2871434
(State or other jurisdiction of           (IRS Employer Identification No.)
 incorporation or organization)

        180 Linden Avenue, Westbury, New York          11590
      (Address of principal executive offices)       (Zip Code)

              VASOMEDICAL, INC. 1999 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                          D. Michael Deignan, President
                                Vasomedical, Inc.
                                180 Linden Avenue
                            Westbury, New York 11590
                     (Name and address of agent for service)

                                 (516) 997-4600
          (Telephone number, including area code, of agent for service)

                                    copy to:
                            David H. Lieberman, Esq.
                     Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820


                         CALCULATION OF REGISTRATION FEE

                                             Proposed maximum    Proposed maximum
Title of securities    Amount to be          offering price      aggregate offering     Amount of
to be registered       Registered (1)        per security (2)       price (2)        registration fee
------------------------------------------------------------------------------------------------------
Common Stock,
par value $.001
per share            1,000,000 shs. (3)(4)        $4.50             $4,500,000             $1,251


(1)  The Registration statement also covers an indeterminate number of shares of
     Common  Stock  which may become  issuable  pursuant  to  anti-dilution  and adjustment provisions of the plan.
(2)  Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the  Company's  Common Stock reported on Nasdaq on July 24, 2000, pursuant to Rule 457.
(3)  Represents   additional   shares  of  Common  Stock   issuable   under  the
     Vasomedical, Inc. 1999 Stock Option Plan, as amended.
(4)  Pursuant to Rule 457, a registration  fee of $1,251 is payable with respect to the  additional  1,000,000  shares of Common  Stock  issuable  under the
     Vasomedical, Inc. 1999 Stock Option Plan, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          This Registration Statement on Form S-8 is being filed to register an additional 1,000,000 shares of Common Stock available for issuance under the Registrant's 1999 Stock Option Plan, as amended. An initial Registration Statement on Form S-8 (Registration Statement No. 333-85457) was previously filed with respect to that plan. The contents of such earlier Registration Statement No. 333-85457 are hereby incorporated by reference.

          All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference
(except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary, Vasomedical, Inc., 180 Linden Avenue, Westbury, New York 11590, (516) 997-4600 ext.790.

Item 8.   Exhibits.

          4    1999 Stock Option Plan, as amended

          5    Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.

          23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5

          23.2 Consent of Grant Thornton LLP

          24   Power of Attorney included in signature page hereof

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf thereunto duly authorized, in Westbury, New York on the 31st day of July, 2000.

                              VASOMEDICAL, INC.
                              By: /s/ D. Michael Deignan
                              --------------------------------------------
                              D. Michael Deignan, President and Chief Executive Officer and Director (Principal Executive Officer)

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Michael Deignan and Joseph A. Giacalone, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on July 31, 2000.

         Signatures                            Title
         ----------                            -----

-----------------------------           Director
Alexander G. Bearn


/s/ David S. Blumenthal                 Director
-----------------------------
David S. Blumenthal

/s/ Abraham E. Cohen                    Chairman of the Board
-----------------------------
Abraham E. Cohen

/s/ D. Michael Deignan
-----------------------------           President, Chief Executive Officer and
D. Michael Deignan                      Director (Principal Executive Officer)

/s/ Joseph A. Giacalone
-----------------------------           Secretary and Chief Financial Officer
Joseph A. Giacalone                     (Principal Financial and Accounting
                                        Officer)

/s/ John C.K. Hui                       Director
-----------------------------
John C. K. Hui


-----------------------------           Director
Photios T. Paulson


/s/ Kenneth W. Rind                     Director
-----------------------------
Kenneth W. Rind

/s/ E. Donald Shapiro                   Director
-----------------------------
E. Donald Shapiro

/s/ Anthony Viscusi                     Director
-----------------------------
Anthony Viscusi

/s/ Forrest R. Whittaker                Director
-----------------------------
Forrest R. Whittaker

/s/ Zhen-sheng Zheng                    Director
-----------------------------
Zhen-sheng Zheng

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                Vasomedical, Inc.





                         Form S-8 Registration Statement

                             E X H I B I T  I N D E X


                                                      Page No. in Sequential
Exhibit                                               Numbering of all Pages,
Number              Exhibit Description               including Exhibit Pages
------------------------------------------------------------------------------

4             1999 Stock Option Plan, as amended

5             Opinion and Consent of Counsel

23.1          Consent of Counsel                        See Exhibit 5

23.2          Consent of Grant Thornton LLP

24            Power of Attorney                         See signature page